Exhibit 10.11

Shenzhen (Dragon) 0309449

Agreement Registration (File) Number:

Shenzhen Real Estate Lease

Agreement

Printed by Office of Shenzhen Housing Lease Administration

Information for the Registration of Real Estate Lease Agreements (File)

I. Documents that must be submitted when registering real estate lease agreements for the purpose of filing:

A.	Title of the real estate or other valid certificates of property ownership (rights to use) (please provide the original and keep the photocopy);

B.	IDs for the landlord and the renter, including:

1. Institution

Document of the establishment of the workplace (please provide the original and keep the photocopy).

The original of the certificate of the legal representative.

ID of the legal representative (please provide the original and keep the photocopy) and the original of the letter of authorization (the letter of authorization by the renter residing overseas must be properly notarized).

2. Individual

ID of the landlord or certificate of legal qualifications (please provide the original and keep the photocopy).

If the real estate to be rented is for the purpose of individual residence or if the renter is a woman of the age of birth (20 to 59), a certificate for the births by migrating personnel by the local office of birth control of the current city (street) must also be provided.

C.	If the real estate is to be managed by other people, a letter of authorization and ID of the manager must be provided. If the real estate to be rented is co-owned by different people, the agreement for renting by all co-owners and a letter of authorization must be provided.

D.	Agreement of real estate lease.

II. Explanation about the filing of real estate lease agreements:

According to the regulations in Article 6, No. 2 of Article 7 of Regulations for Leasing of Houses in the Special Economic District of Shenzhen, if a house being rented cannot be registered according to the regulations, the owner must process filing with the agency in charge of the district with all the required materials and the ID of the owner.

Real Estate Lease Agreement

Landlord (Party A): Baochang Taian Shiye Development Co, Ltd. of Shenzhen

Address: No. 109-3, Dongli Road, Hengnan Town, Longgang District, Shenzhen City

Postal Code: 518115

Manager:

Address:

Postal code:

Renter (Party B): Epak Hong Kong PTE Limited

[Seal: e-PAK Hong Kong PTE Limited]

Address:

Postal Code:

Business license or ID number: 681598

Manager:

Address:

Postal code:

According to the regulations of implementation in the Law of Agreements for the People’s Republic of China, Law of Administration of City Real Estate of the People’s Republic of China, and Regulations for Leasing of Houses in the Special Economic District of Shenzhen, Party A and Party B have held negotiations and reached a consensus that results in this agreement.

Article I: Party A will lease to the use of Party B the real estate of four factory buildings and one dormitory building located in the Baochangtai Industrial Zone at Henggang Street in Longgang District of Shenzhen City. The total building area to be leased is              square meters, and the total floors of building are             .

Owner of the real estate to be leased: Baochang Taian Shiye Development Co, Ltd. of Shenzhen; certificate of ownership of the real estate or names of other valid documents certifying its ownership (rights of usage); No.             ;

Article II: The unit amount to be paid for the lease is calculated based on the area of the real state in the amount of RMB              Yuan (in capital letters:             ) with the amount for the monthly rent being RMB              Yuan (in capital letters:             ).

Article III: Party B must pay the rent for the first month before year month day in the amount of RMB              Yuan (in capital letters:             ).

Article IV: Party B must:

☑	before the 10th of every month;

☐	before the day of the month of each quarter;

☐	before the day of the month of every half year;

☐	before the day of the month of every year;

Pay the rent to Party A. Upon receipt of the rent, Party A must to give Party B a receipt for tax purposes.

(Both parties should choose one of the four methods listed above and check the corresponding box.)

Article V: The term of the lease of the real estate by Party B is from year month day to year month day.

The term of lease in this article cannot exceed the approved term of usage of the land; the time that exceeds the approved term of usage of the land becomes invalid. If any loss is caused by this and there is an agreement regarding this, the agreement should be followed. Where there is no agreement, the loss will be the responsibility of Party A.

Article VI: Purpose of the lease of the real state: Use as factory facilities and dormitory.

If Party B wants to use the real state of lease for the purposes, Party B must obtain the written agreement of Party A. According to pertinent laws and regulations, application for the change of usage purpose of real state must be submitted to the Department of Administration in charge of real state. Usage purpose can only be changed after receiving approval from this department.

Article VII Party A shall surrender the leased real estate to Party B’s use on              Month          Day              Year, and undertake the relevant procedures for [surrendering the premises].

Where Party A surrenders the leased real estate later than the time in the foregoing real estate, Party B shall be entitled to demand that the effective term of this contract be extended accordingly, and the two parties shall confirm such in writing and with signatures, and also report such to the contract registration agency for its records.

Article VIII At the time that the leased real estate is surrendered, the two parties shall conduct confirmation of the condition of the leased real estate as well as the ancillary facilities thereof, and to append supplement itemized descriptions.

Article IX At the time that Party A surrenders the real estate, it shall be entitled to collect lease security in the amount of 3 months’ rent, i.e. Renminbi XXX Yuan (in longhand: XXX Yuan).

Where Party A collects the lease security, it shall provide receipts to Party B.

The conditions for Party A’s return of the lease security to Party B:

1.	Expiration of the contract term

2.

3.

☒	Any one of the conditions has been met.

☒	All have been met.

(The two parties shall jointly select one of the two options above, and mark the selected item with a “✓” in the  ☐)

Where one of the conditions is present, Party A shall not be required to return the security:

1.	Party B has unilaterally canceled the contract

2.

3.

Article X During the term of the lease, Party A shall be responsible for the payment of the land use fees for the lands used for the leased real estate as well as the taxes, building lease management fees, and              fees incurred due to the leasing of the real estate; Party B shall be responsible for the payment of the water and electricity utilities fees, sanitation fees, building (structure) management fees,              fees, and other such fees incurred due to the use of the leased real estate.

Article XI Party A shall ensure that the surrendered real estate as well as the ancillary facilities thereof are capable of realizing the purpose of the lease, and warrants that the safety thereof complies with the requirements of the relevant laws, regulations, or statutes.

If Party B incurs physical or property damage in the real estate leased and it is caused by Party A on purpose or by mistake, Party B has the right to request appropriate compensation from Party A.

Article XII: Party B should reasonably use the leased real estate with its attached facilities and should not use the leased real state to conduct any illegal activities. Party A should not interfere with Party B in its normal reasonable use of the leased real state.

Article XIII: During the time that Party B is using the leased real state, if the leased real estate or is attached to facilities show any damage or problem that interferes with normal reasonable usage and it is not caused by errors of Party B, Party B should notify Party A immediately and adapt effective measures to stop the further development of the problems. Upon receiving the notification from Party B, Party A should repair the problems within              days or request Party B to do the repair on its behalf. If Party B can not notify Party A or if Party A cannot fulfill its responsibility of repair within the agreed period of time after receiving the notification, Party B can implement the repair after filing with the agency of agreement registration.

If an emergency occurs that requires immediate repair, Party B can do the repair first and then notify Party A of the existing problem.

The costs involved in their repair as in the two scenarios described above (including the reasonable costs of repair by Party B on behalf of Party A and repair in order to control the development of the problems) should be borne by Party A. If Party B does not fulfill its responsibility in the two terms described above and did not notify Party A or implement effective measures in a timely manner that causes increased losses, the cost of repair of that portion (increased loss) should be borne by Party B itself.

Article XIV: If the leased real estate and its attached facilities show any problem or damage that interfere with the safety because of the improper use or unreasonable use by Party B, Party B should notify Party A immediately and be responsible for the repair or damage. If Party B refuses to repair or be responsible for the damage, after filing with the agency of agreement registration, Party A can do the repair for Party B, and the related repair cost should be borne by Party B.

Article XV: During the effective term of this agreement, if Party A or Party B wants to modify, expand or furnish the leased real estate, both parties need to renegotiate and sign a written agreement

If something like this as described in this article happens, it needs to be approved by the pertinent government agency first.

Articles XVI:

☑	During the term of the lease, Party B can sublease all or part of the leased real estate to other people but it must go through the registration procedure at the government agency in charge of housing leasing. However, the term of the sublease cannot exceed that of the term of lease in the agreement.

☐	Party B cannot sublease all or part of the leased real state to other people. However, during the term of the lease, having obtained the written agreement from Party A, Party B can take the written certificate of agreement for sublease and go through the registration procedure at the government agency in charge of housing leasing. However, the term of the sublease cannot exceed that of the term of lease in the agreement.

☐	During the term of the lease, Party B cannot sublease all or part of the leased real estate to other people.

(Both parties need to select one from the three above items and check the appropriate box.)

Articles XVII: During the effective term of this agreement, if Party A needs to sell all or part of the leased real state to other people, Party A needs to notify Party B in writing one month before the sublease. Party B has the right to purchase first under the same conditions.

If the leased real state is sold to other people, at the time of signing the agreement of sale, Party A has the responsibility to tell the buyer to continue to honor this agreement.

Article XVIII: During the effective term of this agreement, if one of the following occurs, this agreement can be annulled or modified:

(I)	When force majeure happens that prevents the implementation of this agreement;

(II)	The government has taken away, purchased, retrieved or dismantled the leased real state;

(III)	Both Party A and Party B has reached an agreement.

Article XIX: If one of the following occurs, Party A can choose the following for the losses caused:

☐	Request Party B to pay the damage;

☑	Refuse to return the lease deposit;

☐	Party B will pay the cost of breaching the agreement in the amount of RMB Yuan (in capital letters: Yuan).

(Both parties need to select one from the three above items and check the appropriate box.)

(I)	Party B has not paid rent for over 60 days (2 months);

(II)	Party B’s nonpayment has cost Party A the loss in different kinds of expenses in the amount over Yuan.

(III)	Party B uses the leased real state to conduct legal activities that infringe upon the interest of the public or other people;

(IV)	Party B, without the permission of Party A, has modified the structure of the leased real state or purpose of usage;

(V)	Party B has breached the definition of Article XIV of this agreement and refuses to fulfill the responsibility of repair or pay for the cost of repair that causes the real state or equipment to suffer serious damage;

(VI)	Without the agreement of Party A and the approval from the pertinent government agency, Party B has furnished the leased real state on its own;

(VII)	Party B has subleased the leased real estate to a third party on its own.

Besides going after Party B for payment of damage or the responsibility of breaching the agreement, Party A can also annul the agreement or request Party B to modify the terms of this agreement based on the circumstances described above.

Article XX: If one of the following occurs, Party B can choose the following for the losses caused:

☐	Request Party A to pay the damage;

☑	Request Party A to return twice the amount of the lease deposit;

☐	Party A will pay the cost of breaching the agreement in the amount of RMB Yuan (in capital letters: Yuan).

(Both parties need to select one from the three above items and check the appropriate box.)

(I)	Party A has not turned over the leased real estate for over 60 days (2 months);

(II)	Party A has breached the agreement as defined in term 1 of Article XI and make it impossible for Party B to fulfill its purpose of leasing;

(III)	Party B has breached the definition of Article XIII of this agreement and refuses to fulfill the responsibility of repair or pay for the cost of repair;

(IV)	Without the agreement of Party B and the approval from the pertinent government agency, Party B has modified, expanded or furnished the leased real state.

Besides going after Party B for payment of damage or the responsibility of breaching the agreement, Party B can also annul the agreement or request Party A to modify the terms of this agreement based on the circumstances described above (Party B should notify Party A in writing and return the leased real estate after receiving the compensation for the damage).

From the time that Party A receives the notification until the time that Party B receives its compensation for the damage, Party B does not need to pay rent to Party A.

Article XXI: After this agreement is terminated, Party B should move out and return the leased real estate within 90 days and ensure that the leased real state and its attached facilities are all in good conditions (normal wear excluded). At the same time, Party B should also pay all expenses that are incurred by Party B and executed all procedures of transfer.

If Party B does not move out or return the leased real estate within the specified time, Party A has the right to take back the leased real state and request Party B to pay twice the amount of rent for the period of time that is over the lease agreement.

Article XXII: Upon the termination of the agreement of lease, if Party B wants to continue to lease the leased real state, Party B should submit request to continue the lease two months before the termination of the lease. Party B has the right to lease the leased property under the same conditions.

When Party A and Party B have reached an agreement about renewing the lease, the two parties need to sign a new agreement and register again at the government agency in charge of agreement registration.

Article XXIII: Both Party A and Party B need to abide by the regulations defined in every article in this agreement. If one party breaches the agreement, that party needs to fulfill its responsibility for breaching the agreement.

Article XXIV: Both Party A and Party B can identify the items not included in this agreement in the attached pages. The attached pages are part of this agreement and have the same effect as this agreement after it has been signed by both parties.

If Party A and Party B have reached an agreement of amendment to the content of this agreement during the term of the lease, both parties need to register at the original government agency in charge of agreement registration. The registered agreement has the same effect as this agreement.

Article XXV: Both Party A and Party B should try to resolve any dispute arising out of this agreement through negotiation. If negotiation cannot reach a resolution, the two parties can appeal to the government agency in charge of agreement registration for mediation. If mediation is unsuccessful, both parties can:

☐	Appeal to the Committee of Mediation of Shenzhen for mediation;

☐	Appeal to the Shenzhen Branch, Committee of Mediation, China International Economics and Trade for mediation;

☑	File a lawsuit with the People’s Court.

(Both parties need to select one from the methods of resolution for disputes above and check the appropriate box.)

Article XXVI: This agreement becomes immediately effective at the time of signing.

Party A and Party B should register or file the agreement at the government agency in charge of agreement registration within 10 days after the agreement is signed.

Article XXVII: This agreement will follow the Chinese version.

Article XXVIII: This agreement has the [following] four copies: one copy for Party A, one copy for Party B, one copy for the agency in charge of agreement registration, and one copy for the pertinent department.

Party A (Signature or Seal): Baochang Taian Shiye Development Co, Ltd. of Shenzhen

Legal Representative: [signature]

Contact Telephone:

Bank Account Number:

Authorized Representative (Signature or Seal): November 19, 2007

Party B (Signature or Seal): e-PAK Hong Kong PTE Limited

Legal Representative: [signature]

Contact Telephone:

Bank Account Number:

Authorized Representative (Signature or Seal): November 19, 2007

Person who registers or files in the agreement (Signature or Seal):

Government agency in charge of agreement registration (filing) (Signature or Seal):

Year	month	day

Agreement of Intention

Party A: Baochang Taian Shiye Development Co, Ltd. of Shenzhen

Party B: e-PAK Hong Kong PTE Limited

After negotiations between the two parties, Party A and Party B have reached the following agreement based on the principles of fairness, equality, and mutual benefit. The two parties will fulfill their responsibilities in principle:

A.	Party A has a piece of land for industrial use located in the district of Baoan facing e-PAK Hong Kong PTE Limited. The area of that piece of land is 210000 square meters. It has completed all of the requested procedures for use of land and is currently applying for building permits. Planning for the use of the land has followed all the requirements by pertinent departments and the blueprint by both parties. The initial design has followed the design plan agreed on by both parties. The total area of structure has 40,000 square meters: of which five buildings of factory occupy 32,000 square meters, and the dormitory for the workers with attached facilities occupy 8000 square meters. Party A promises to finish the building of the above structures and facilities and hand over to Party B for its use within one year and a half.

B.	The rights and responsibilities of Party A and Party B:

1.	During the process of designing the building and the actual construction, Party A should communicate with Party A closely so that both parties can receive the best economic benefits

2.	All the outside walls of the complex will be covered with glass mosaic. The ground of the factory will use reinforced concrete and should be sturdy enough to bear the weight of a beer machine; it will also use water mill mug. The height of the factory is: the first level is 5 m, each level of the second to the fifth level is 4 m. All the sewage, fire hydrant, and fence will be built by Party A at the cost of Party A.

3.	In every factory building, Party A will supply a 315 kv amp transformer (Party B will pay for the power supply room and the low voltage part); all the power cables and PVC tubes inside the complex will be bought and brought into the complex by Party B. Party A will assist in the construction and measurement.

4.	After the whole industrial complex is built, the actual area will be calculated based on the area measured by both parties (drip title area).

5.	Term of agreement and rent: after the industrial complex is built, Party A and Party B will sign an official agreement separately (this agreement will be the basis of the official agreement and will be implemented together with the official agreement). The principle is: the term of the agreement is for 10 years. In the first five years of the agreement, every square meter costs eleven Yuan every month; in the second to five years of the agreement, every square meter costs twelve Yuan every month. (Area: actually calculated based on the drip title area.)

6.	After the second factory building is built in the industrial complex, Party B will move in and start manufacturing. To ensure the safety of the factory building, Party A will build a temporary fence around these two fractured buildings.

7.	In the whole complex, Party A provide appropriate waterproof on top of each building to prevent water from dripping. In addition, the industrial complex must also be equipped with an independent compressor room, a room for small particles, a room for fire service pump and a fire-fighting pool equipped with a sprinkler system.

8.	To demonstrate its intention for cooperation, Party B will pay a deposit of XXX Yuan in RMB (XXX Yuan). This deposit will be paid in 2 installments: XXX Yuan will be paid as a token of sincerity within 15 days after signing this agreement; XXX Yuan will be paid after the second factory building is completed in the industrial complex (the receipt by Party A is proof of payment). If Party B does not sign the lease agreement according to the terms in this agreement, Party A has the right to refuse to return the deposit. If Party A breaches the above terms, Party B has the right to request the return of the deposit and terminate this agreement.

This agreement has two copies: one pay for Party A and one copy for Party B. This agreement becomes effective immediately when both parties signed and attached their seals to the agreement and becomes legally binding. Both parties are expected to abide by the agreement.

Party A: Baochang Taian Shiye Development Co, Ltd. of Shenzhen

[Seal: Baochang Taian Shiye Development Co, Ltd. of Shenzhen]

Signature: [signature]

Date: July 30, 2005

Party B: e-PAK Hong Kong PTE Limited

[Seal: e-PAK Hong Kong PTE Limited]

Signature: [signature]

Date: July 30, 2005

[page illegible]

Additional Agreement

Party A: Baochang Taian Shiye Development Co, Ltd. of Shenzhen

Party B: e-PAK Hong Kong PTE Limited

After friendly negotiations, Party A and Party B have signed the following additional terms to the Agreement of Real Estate Lease and will both abide by these terms:

I. On July 30, 2005, Party A signed an Agreement of Intention with e-PAK (Shenzhen) PTE Limited. The rights and responsibilities of e-PAK (Shenzhen) PTE Limited in this agreement will be the responsibility of Party B, and Party A has agreed to that.

II. The Agreement of Intention becomes part of this Additional Agreement. If any term disagrees with this Additional Agreement, this Additional Agreement should be the one to follow.

III. The building and rent to be leased are agreed upon as the following:

(1) Party A will lease 5 buildings described in the Agreement of Intention for Party B to use, of which 4 buildings are factory buildings, and 1 building is for the dormitory for the workers.

(2) The term of lease is 25 years, starting from the date when payment for rent starts.

(3) Party A has already turned over 3 buildings for Party B to use with a total building area of 25862 square meters. Party A still needs to turn over the other 2 buildings for Party B to use. Of all these buildings, the total building area of the 4 factory buildings is 5892.10 square meters, and the building area of the dormitory is 8804.50 square meters.

(4) The monthly rent for the 5 buildings described above is calculated as the following: in the first 5 years, the rent is RMB XXX Yuan/square meter; in the next 5 years, the rent is RMB XXX Yuan/square meter; in the next 5 years, the rent will be the original rent plus 10%; in the last 10 years, the rent will not change.

(A) In the first 5 years, the rent for the 3 buildings that Party A has already turned over is RMB XXX Yuan/month, and Party B should start paying rent to Party A on May 1, 2007. In the next 5 years, the rent is RMB XXX Yuan/month;

(B) In the first 5 years, the rent for the 4 factory buildings is RMB XXX Yuan/month, and Party B should start paying rent to Party A on December 1, 2007. In the next 5 years, the rent is RMB XXX Yuan/month;

(C) In the first 5 years, the rent for the dormitory is RMB XXX Yuan/month, and Party B should start paying rent to Party A on January 1, 2008. In the next 5 years, the rent is RMB XXX Yuan/month.

(5) The rent that Party B owes will be deducted from the XXX Yuan of deposit of intention that Party B has already paid Party A. After all the money has been deducted, Party B will pay the rent for the current month to Party A before the 10th of every month.

(6) Party B has agreed to pay a deposit of guarantee of lease in the amount of RMB XXX Yuan, which will also be deducted from the deposit of intention.

(7) If the building area is expended, it will be based on the actual area measured. The rent, term of lease, and the responsibilities and rights of both Party A and Party B will be implemented based on the terms in the agreement that the two parties have reached after mutual negotiations.

IV. This Additional Agreement is a part of the Agreement of Real Estate Lease and it is pasted on the attached page of the Agreement of Real Estate Lease. If this Additional Agreement differs from the Agreement of Real Estate Lease, this Additional Agreement should be the one to follow.

V. This Additional Agreement becomes effective on the date that it has been signed and stamped by both parties.

Party A: Baochang Taian Shiye Development Co, Ltd. of Shenzhen

[Seal: Baochang Taian Shiye Development Co, Ltd. of Shenzhen]

Date:

Party B: e-PAK Hong Kong PTE Limited

[Seal: e-PAK Hong Kong PTE Limited]

Date:

Special Reminders

1. The sample of this agreement is drafted based on or refers to the Law of Agreements for the People’s Republic of China, Regulations for Leasing of Houses in the Special Economic District of Shenzhen and its Detailed Regulations for Implementation, the parties involved can agree on the adaptation.

2. Before signing the agreement, both parties should read the agreement carefully and can also add or delete the terms of the agreement after negotiations.

3. Before signing the agreement, the landlord should show the renter its Certificate of Ownership of Real Estate or other kinds of valid documents proving its ownership of the real estate or other kinds of documents proving the identification of the landlord or the legal qualifications of the landlord. If the real estate is managed by other people, a letter of authorization must also be provided. If the real estate to be leased is co-owned, a certificate of agreement to lease by all the co-owners and a letter of authorization must be provided. The renter must show the landlord documents proving the identification of the renter or certificates proving the legal qualifications of the renter.

4. All the parties involved must sign the agreement based on the principles of self will, equality, and fairness. No party should impose its own will upon the other party; no third party should interfere illegally.

5. When the parties involved signed and implement the agreement, they should follow the law and must not break any regulations regarding procedures required by the law or engage in illegal activities.

6. Once the agreement has been signed, it is legally binding for both parties. Both parties should fulfill its own responsibilities according to the agreement. The agreement should not be modified or annulled without any legal basis or agreement.

7. All the content of the agreement filled in by the parties should be completed using a pen, brush pen, or signing pen and must be signed or stamped as verification.

8. In some articles of this agreement, some blank spaces are left (marked with underlines) for the parties of the agreement to fill in. There are also some terms for the parties to choose (marked with ☐ ).

9. This agreement is only a sample document; the parties of the agreement can choose, add, fill in, or modify the terms of the agreement. After the agreement has been signed, the content that has not been modified and the content that is a filled in by the parties (after both parties have signed or stamped for verification) will be regarded as the content of the agreement.

10. The content of the agreement that has been chosen, added, filled in, or modified in handwriting will take precedence in effect.

11. After the agreement has been signed, both parties should go to the government agency in charge of the administration of real estate leasing together in a timely manner to register and file the agreement.

12. Both parties of the agreement of lease should decide the number of copies of the original based on actual needs and verify all the copies carefully before signing them in order to ensure that the content in all copies is the same. Under any circumstances, each party should possess at least one original copy of the agreement.

13. If the content of the agreement has undergone significant changes or been annulled or copies of the agreement have been lost, the party involved should go to the original government agency in charge of the registration to go through the appropriate procedures.